UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 28, 2012, Ocean Electric Inc. (the “Company”) received a resignation notice from Ricardo Prats Canós as Secretary of the Company.  Mr. Prats will remain in all of his other roles with the Company.

On December 28, 2012, the Company appointed James B. Panther as its new Secretary.

Mr. James B. Panther over the past forty years has been an attorney and served as CEO and Director of various private companies.  In 1972, Mr. Panther began his career with the national CPA firm of Arthur Young and Company (Ernst & Young).   Following, in the 1980’s he served as CEO of Mohave Feed and Fuel, Inc, a Company involved in energy conservation through the production and sale of electricity to energy providers in California.

Since 1996 Mr. Panther has been engaged, on a full time basis, in the practice of business and corporate law. He is a member of the American and California Bar Associations. He holds a Bachelor of Arts in Finance (B.A.) degree from the University of Washington, a Master Degree in Business Administration (M.B.A.) from Seattle University and a Juris Doctorate degree (J.D.) from California Western School of Law.

Mr. Panther will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Panther and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Panther and any of our officers or directors.  Mr. Panther has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN ELECTRIC INC.

Date: January 10, 2013	By	/s/ Ricardo Prats
Ricardo Prats, President

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